CONTACTS

From: Anthony J. DeFazio	For: Brian S. Block, EVP & CFO
DeFazio Communications, LLC	American Realty Capital Healthcare Trust, Inc.
tony@defaziocommunications.com	bblock@arlcap.com
Ph: (484-532-7783)	Ph: (212-415-6500)

FOR IMMEDIATE RELEASE

American Realty Capital Global Daily Net Asset Value Trust
Adds Key Executive Andrew Winer to its Management Team

New York, NY, May 17, 2012 -- (BUSINESS WIRE) -- American Realty Capital Global Daily Net Asset Value Trust, Inc. (“ARC Global”), the first global offering sponsored by American Realty Capital, has appointed Andrew Winer, currently Senior Vice President – Head of Debt Capital Markets at American Realty Capital, to serve as its Chief Investment Officer. ARC Global will invest in corporate sale-leaseback transactions in the U.S. and Europe. In Europe, ARC Global will partner with UK-based Moor Park Capital Partners.

“I am pleased to see Andy promoted to Chief Investment Officer for ARC Global. Andy’s extensive commercial real estate experience, particularly in debt capital markets and complex structured financial transactions, makes him an ideal candidate for this position,” said Nicholas Schorsch, CEO of ARC Global.

Mr. Winer joined American Realty Capital in January 2012. In his present position Andy advises all American Realty Capital’s investment programs in connection with debt capital markets. He is involved in arranging corporate lines of credit and designing loan facilities. Previously, Mr. Winer spent 17 years at Credit Suisse/DLJ where his responsibilities included oversight responsibility for the pricing, hedging and execution of commercial securitized real estate debt along with the asset management of loan and warehouse positions. From 2004 to 2008, Mr. Winer headed the CRE CDO Group and warehouse lending team with additional responsibilities for distributing new issue CMBS, hedging loan portfolios, and price quoting loans for the production facility of the overall securitization business. Mr. Winer also spent five years as a fixed income salesperson and the previous six years in various roles covering all facets of the commercial real estate finance business, including loan originations and securitizations. Mr. Winer started his career in Arthur Andersen’s Structured Products Group. During his time at DLJ he was awarded, “VP of the year” in 1995 and at Credit Suisse he was awarded “Top 50” in 2010.

About American Realty Capital

Founded in 2006, American Realty Capital is a full-service investment management firm providing advisory services to retail and institutional investors. ARC is an active sponsor and manager of public and private real estate investments, a business development company and other investment solutions. Collectively, ARC’s senior team of seasoned professionals has acquired and managed over $10 billion of real estate, as well as $5 billion of corporate sale-leasebacks.

Important Notice

American Realty Capital Global Net Asset Value Trust, Inc. is a publicly registered, non-traded real estate investment program. ARC Global does not believe that the communication contained herein presents an offer as defined in the Securities Act of 1933, as amended.

ARC Global filed a registration statement on Form S-11 (including a prospectus) with the SEC on October 27, 2011, and the registration statement became effective on April 20, 2012. This communication relates to such offering. Before you invest, you should read the prospectus in that registration statement and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. The final prospectus, dated April 20, 2012, is available on the SEC Web site at http://sec.gov/Archives/edgar/data/1526113/000114420412023017/v310081_424b3.htm.

Alternatively, ARC Global or Realty Capital Securities, LLC, the dealer manager participating in the offering, or any other dealer participating in the offering will arrange to send you the prospectus and/or supplements thereto if you request them by calling toll-free 1-877-373-2522.

To arrange interviews with executives of ARC Global please contact Tony DeFazio at 484-532-7783 or tony@defaziocommunications.com.

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